Exhibit 10.2

LEGEND BIOTECH CORPORATION

2020 RESTRICTED SHARES PLAN

ARTICLE 1

PURPOSE

The purpose of the Legend Biotech Corporation 2020 Restricted Shares Plan (the “Plan”) is to promote the success and enhance the value of Legend Biotech Corporation, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), by linking the personal interests of the members of the Board, Employees, and Consultants to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1    “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

2.2    “Award” means a Restricted Share or Restricted Share Unit award granted to a Participant pursuant to the Plan.

2.3    “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Code” means the Internal Revenue Code of 1986 of the United States, as amended.

2.6    “Committee” means the Board or a committee of the Board described in Article 9.

2.7    “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to a Service Recipient; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Service Recipient to render such services.

2.8    “Corporate Transaction”, unless otherwise defined in an Award Agreement, means any of the following transactions, provided, however, that the Committee shall determine under (d) and (e) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(a)    an amalgamation, arrangement or consolidation or scheme of arrangement (i) in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or (ii) following which the holders of the voting securities of the Company do not continue to hold more than 50% of the combined voting power of the voting securities of the surviving entity;

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(b)    the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(c)    the complete liquidation or dissolution of the Company;

(d)    any reverse takeover or series of related transactions culminating in a reverse takeover (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company is the surviving entity but (A) the Company’s equity securities outstanding immediately prior to such takeover are converted or exchanged by virtue of the takeover into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such takeover or the initial transaction culminating in such takeover, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; or

(e)    acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction.

2.9    “Disability”, unless otherwise defined in an Award Agreement, means that the Participant qualifies to receive long-term disability payments under the long-term disability insurance program, as it may be amended from time to time, of the Service Recipient to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Service Recipient to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant has been rendered permanently unable to carry out the responsibilities and functions of any position in the Company by reason of any medically determinable physical or mental impairment as documented by a hospital facility. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.

2.10    “Effective Date” shall have the meaning set forth in Section 10.1.

2.11    “Employee” means any person, including an officer or a member of the board of directors of the Company or any Parent or Subsidiary of the Company, who is in the employment of a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by a Service Recipient shall not be sufficient to constitute “employment” by the Service Recipient.

2.12    “Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended.

2.13    “Fair Market Value” means, as of any date, the value of Shares determined as follows:

(a)    If the Shares are listed on one or more established stock exchanges or national market systems, including without limitation, The New York Stock Exchange and The Nasdaq Stock Market, the Fair Market Value of a Share shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)    If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the Fair Market Value of a Share shall be

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the closing sales price for such Shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)    In the absence of an established market for the Shares of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Committee in good faith and in its discretion by reference to (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement, (ii) other third party transactions involving the Shares and the development of the Company’s business operations and the general economic and market conditions since such transactions, (iii) an independent valuation of the Shares, or (iv) such other methodologies or information as the Committee determines to be indicative of Fair Market Value and relevant.

2.14    “Independent Director” means (i) before the Shares or other securities representing the Shares are listed on a stock exchange, a member of the Board who is a Non-Employee Director; and (ii) after the Shares or other securities representing the Shares are listed on a stock exchange, a member of the Board who meets the independence standards under the applicable corporate governance rules of the stock exchange.

2.15    “Market Standoff Period” means the 180-day period (or such longer period as may be agreed to in writing by the Company) following the effective date of a registration statement of the Company filed under the Securities Act in connection with any initial public offering of Shares.

2.16    “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.17    “Participant” means a person who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.18    “Parent” means a parent corporation under Section 424(e) of the Code.

2.19    “Plan” means this Legend Biotech Corporation 2020 Restricted Shares Plan, as it may be amended from time to time.

2.20    “Related Entity” means any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or Subsidiary of the Company holds a substantial ownership interest, directly or indirectly, but which is not a Subsidiary and which the Board designates as a Related Entity for purposes of the Plan.

2.21    “Restricted Share” means a Share awarded to a Participant pursuant to Article 5 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.22    “Restricted Share Unit” means the right granted to a Participant pursuant to Article 6 to receive a Share at a future date.

2.23    “Securities Act” means the Securities Act of 1933 of the United States, as amended.

2.24    “Service Recipient” means the Company, any Parent or Subsidiary of the Company and any Related Entity to which a Participant provides services as an Employee, a Consultant or a Director.

2.25    “Share” means ordinary shares in the capital of the Company, and such other securities of the Company that may be substituted for Shares pursuant to Article 8.

2.26    “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company.

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2.27    “Trading Date” means the closing of the first sale to the general public of the Shares pursuant to a registration statement filed with and declared effective by the U.S. Securities and Exchange Commission under the Securities Act.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.

(a)    Subject to the provisions of Article 9 and Section 3.1(b), the maximum aggregate number of Shares, which may be issued pursuant to all Awards granted under the Plan, shall be equal to 11,000,000 Shares.

(b)    To the extent that an Award terminates, expires, or lapses for any reason, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by Applicable Laws, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any Parent or Subsidiary of the Company shall not be counted against Shares available for grant pursuant to the Plan. Shares delivered by the Participant or withheld by the Company upon the vesting of any Award under the Plan, in payment of the purchase price thereof or tax withholding thereon, may again be granted or awarded hereunder, subject to the limitations of Section 3.1(a). If any Restricted Shares are forfeited by the Participant or repurchased by the Company, such Shares may again be granted or awarded hereunder, subject to the limitations of Section 3.1(a).

3.2    Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury shares (subject to Applicable Laws) or Shares purchased on the open market. Additionally, in the discretion of the Committee, American Depositary Shares in an amount equal to the number of Shares which otherwise would be distributed pursuant to an Award may be distributed in lieu of Shares in settlement of any Award. If the number of Shares represented by an American Depositary Share is other than on a one-to-one basis, the limitations of Section 3.1 shall be adjusted to reflect the distribution of American Depositary Shares in lieu of Shares.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1    Eligibility. Persons eligible to participate in this Plan include Employees, Consultants, and all members of the Board, as determined by the Committee.

4.2    Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

4.3    Jurisdictions. In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3.1 of the Plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

4.4    Grant of Awards. No Award shall be granted to Participants:

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(a)    where the Company has, or reasonably believes there is, material non-public information or inside information that must be disclosed under the applicable laws and regulations, until such information has been published on website of the Company and the relevant stock exchange; or

(b)    within any black-out period or equivalent period of time restricting and/or prohibiting the dealing of Shares by Participants before the publication of financial statements of the Company as provided in the rules of the applicable stock exchange; or

(c)    in any other circumstances where dealings by Participants (including directors of any member of the Group) are prohibited under any applicable law or regulation or where the requisite approval from any applicable regulatory authorities has not been granted.

ARTICLE 5

RESTRICTED SHARES

5.1    Grant of Restricted Shares. The Committee, at any time and from time to time, may grant Restricted Shares to Participants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Restricted Shares to be granted to each Participant.

5.2    Restricted Shares Award Agreement. Each Award of Restricted Shares shall be evidenced by an Award Agreement that shall specify the period of restriction, the number of Restricted Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Restricted Shares shall be held by the Company as escrow agent until the restrictions on such Restricted Shares have lapsed.

5.3    Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Shares or the right to receive dividends on the Restricted Share). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

5.4    Forfeiture/Repurchase. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, the Committee may (a) provide in any Restricted Share Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Shares will be waived in whole or in part in the event of termination resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Shares.

5.5    Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

5.6    Removal of Restrictions. Except as otherwise provided in this Article 5 Restricted Shares granted under the Plan shall be released from escrow as soon as practicable after the last day of the period of restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 5.5 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to applicable legal restrictions. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

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ARTICLE 6

RESTRICTED SHARE UNITS

6.1    Grant of Restricted Share Units. The Committee, at any time and from time to time, may grant Restricted Share Units to Participants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Restricted Share Units to be granted to each Participant.

6.2    Restricted Share Units Award Agreement. Each Award of Restricted Share Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Share Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3    Performance Objectives and Other Terms. The Committee, in its discretion, may set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Restricted Share Units that will be paid out to the Participants.

6.4    Form and Timing of Payment of Restricted Share Units. At the time of grant, the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable. Upon vesting, the Committee, in its sole discretion, may pay Restricted Share Units in the form of cash, in Shares or in a combination thereof.

6.5    Forfeiture/Repurchase. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Share Units that are at that time unvested shall be forfeited or repurchased in accordance with the Award Agreement; provided, however, the Committee may (a) provide in any Restricted Share Unit Award Agreement that restrictions or forfeiture and repurchase conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Share Units.

ARTICLE 7

PROVISIONS APPLICABLE TO AWARDS

7.1    Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

7.2    No Transferability; Limited Exception to Transfer Restrictions.

7.2.1    Limits on Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 7.2, by Applicable Laws and by the Award Agreement, as the same may be amended:

(a)     all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

(b)     Awards will be exercised only by the Participant; and

(c)     amounts payable or Shares issuable pursuant to an Award will be delivered only to (or for the account of), and, in the case of Shares, registered in the name of, the Participant.

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In addition, the Shares shall be subject to the restrictions set forth in the applicable Award Agreement.

7.2.2    Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 7.2.1 will not apply to:

(a)    transfers to the Company or a Subsidiary;

(b)    transfers by gift to “immediate family” as that term is defined in SEC Rule 16a-1(e) promulgated under the Exchange Act;

(c)    the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(d)    if the Participant has suffered a Disability, permitted transfers or exercises on behalf of the Participant by the Participant’s duly authorized legal representative; or

(e)    transfer to one or more natural persons who are the Participant’s family members or entities owned and controlled by the Participant and/or the Participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the Participant and/or the Participant’s family members, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any such permitted transfer is subject to the conditions that (i) the Committee receives evidence that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities and (ii) the Committee has not in its absolute discretion determined that such evidence is insufficient or otherwise unsatisfactory.

Notwithstanding anything else in this Section 7.2.2 to the contrary, but subject to compliance with all Applicable Laws, Restricted Shares and Restricted Share Units will be subject to any and all transfer restrictions under the Code applicable to such Awards or necessary to maintain the intended tax consequences of such Awards. Notwithstanding clause (b) above but subject to compliance with all Applicable Laws, any contemplated transfer by gift to “immediate family” as referenced in clause (b) above is subject to the condition precedent that the transfer be approved by the Committee in order for it to be effective.

7.3    Beneficiaries. Notwithstanding Section 7.2, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

7.4    Share Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the Shares pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded.

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All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with all Applicable Laws, and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any Share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of the Plan or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7.5    Paperless Administration. Subject to Applicable Laws, the Committee may make Awards, provide applicable disclosure and procedures for exercise of Awards by an internet website or interactive voice response system for the paperless administration of Awards.

7.6    Foreign Currency. A Participant may be required to provide evidence that any currency used to pay the exercise price of any Award were acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. In the event the exercise price for an Award is paid in Chinese Renminbi or other foreign currency, as permitted by the Committee, the amount payable will be determined by conversion from U.S. dollars at the official rate promulgated by the People’s Bank of China for Chinese Renminbi, or for other foreign currencies, the exchange rate as selected by the Committee on the date of exercise.

ARTICLE 8

CHANGES IN CAPITAL STRUCTURE

8.1    Adjustments. In the event of any dividend, share split, combination or exchange of Shares, amalgamation, arrangement or consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change affecting the number of Shares or the price of a Share, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and type of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per Share for any outstanding Awards under the Plan.

8.2    Corporate Transactions. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if the Committee anticipates the occurrence, or upon the occurrence, of a Corporate Transaction, the Committee may, in its sole discretion, provide for (i) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise the vested portion of such Awards during a period of time as the Committee shall determine, or (ii) the purchase of any Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award, then such Award may be terminated by the Company without payment), or (iii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices, or (iv) payment of Award in cash based on the value of Shares on the date of the Corporate Transaction plus reasonable interest on the Award through the date when such Award would otherwise be vested or have been paid in accordance with its original terms, if necessary to comply with Section 409A of the Code.

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8.3    Outstanding Awards – Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Section 8, the Committee may, in its absolute discretion, make such adjustments in the number and class of Shares subject to Awards outstanding on the date on which such change occurs and in such other terms of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

8.4    No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or exercise price of any Award.

ARTICLE 9

ADMINISTRATION

9.1    Committee. Prior to the Trading Date, the Plan shall be administered by the Board. On and after the Trading Date, the Plan shall be administered by the compensation committee of the Board, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and as “independent directors” as defined in the Listing Rules of the Nasdaq Stock Market or the applicable corporate governance rules of the relevant stock exchange. Any grant or amendment of Awards to any Committee member shall then require an affirmative vote of a majority of the Board members who are not on the Committee.

9.2    Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members of the Committee present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

9.3    Authority of the Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)    designate Participants to receive Awards;

(b)    determine the type or types of Awards to be granted to each Participant;

(c)    determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)    determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

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(e)    determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)    prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)    decide all other matters that must be determined in connection with an Award;

(h)    establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)    interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)    make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

9.4    Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 10

EFFECTIVE AND EXPIRATION DATE

10.1    Effective Date. This Plan shall become effective on the date on which the Plan is approved by the shareholders of the Company according to its Memorandum of Association and Articles of Association (the “Effective Date”).

10.2    Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 11

AMENDMENT, MODIFICATION, AND TERMINATION

11.1    Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with Applicable Laws or stock exchange rules, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, unless the Company decides to follow home country practice, and (b) unless the Company decides to follow home country practice, shareholder approval is required for any amendment to the Plan that (i) increases the number of Shares available under the Plan (other than any adjustment as provided by Article 10), (ii) permits the Committee to extend the term of the Plan, or (iii) results in a material increase in benefits or a change in eligibility requirements.

11.2    Awards Previously Granted. Except with respect to amendments made pursuant to Section 11.1, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 12

GENERAL PROVISIONS

12.1    Lock-Up Period. A Participant shall agree that, if so requested by the Company in connection with any registration of the offering of any securities of the Company under the Securities Act

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or any applicable United States state laws, the Participant shall not sell or otherwise transfer any Shares or other securities of the Company during the Market Standoff Period. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period and these restrictions shall be binding on any transferee of such Shares. Notwithstanding the foregoing, the Market Standoff Period may be extended for up to such number of additional days as is deemed necessary by the Company.

12.2    No Rights to Awards. No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, Employees, and other persons uniformly.

12.3    No Shareholders Rights. No Award gives the Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

12.4    Taxes. No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy any income and payroll tax liabilities applicable to the Participant with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for the applicable income and payroll tax purposes that are applicable to such supplemental taxable income.

12.5    No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employment or services of any Service Recipient.

12.6    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.7    Indemnification. To the extent allowable pursuant to Applicable Laws, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Memorandum of Association and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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12.8    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.9    Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

12.10    Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

12.11    Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

12.12    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by the Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

12.13    Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under the Securities Act or any other similar law in any applicable jurisdiction. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act or other Applicable Laws, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

12.14    Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the Cayman Islands.

12.15    Section 409A. To the extent that the Committee determines that any Award granted under the Plan is or may become subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and the Award Agreements shall be interpreted in accordance with Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

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12.16    Appendices. The Committee may approve such supplements, amendments or appendices to the Plan as it may consider necessary or appropriate for purposes of compliance with Applicable Laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan; provided, however, that no such supplements shall increase the share limitation contained in Section 3.1 of the Plan without the approval of the Board.

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LEGEND BIOTECH CORPORATION

RESTRICTED SHARE UNIT AWARD AGREEMENT

Name of Grantee: Staff ID/PRC personal ID: [●] Address:	Plan:2020 Restricted Share Plan Grant: [●] restricted share units Grant Date: [●] Vesting Commencement Date: [●] Expiration Date: [●]

1.    Grant. Effective on the Grant Date, you have been granted the number of restricted share units (the “RSU”) designated above, each evidencing the right to receive one (1) ordinary share (“Share”) of Legend Biotech Corporation (the “Company”) upon vesting, in accordance with the provisions of the 2020 Restricted Share Plan of the Company (the “Plan”) and subject to the restrictions, terms and conditions set forth herein. All terms used but not defined herein shall have the meanings assigned to them in the Plan.

2.    Vesting Schedule. Subject to the terms in this Agreement, the RSUs will vest in accordance with the following schedule:

Vesting:	You will receive a benefit with respect to an RSU only if it vests. The Liquidity Event Requirement and the Service-Based Requirement must be satisfied on or before the applicable Expiration Date specified above in order for an RSU to vest. An RSU shall actually vest (and therefore become a “Vested RSU”) on the first date upon which both of the Service-Based Requirement and the Liquidity Event Requirement are satisfied with respect to that particular RSU.

Liquidity Event Requirement:	The Liquidity Event Requirement will be satisfied as to any then-outstanding RSUs on the first to occur of: (1) a Corporate Transaction; or (2) the effective date of a registration statement for an initial public offering of the Company’s Shares.

Service-Based Requirement:

The Service-Based Requirement will be satisfied in installments as to the RSUs as follows: One third (1/3) of the RSUs shall vest on the first anniversary of the Company Vesting Date that next follows the Vesting Commencement Date, and one- twelfth (1/12th) of the RSUs shall vest on each quarterly Company Vesting Date thereafter, assuming you have not had a Termination of Service (as defined below) prior to such date. For the avoidance of doubt, once you have had a Termination of Service, no additional RSUs shall be eligible to become Vested RSUs, and any RSUs which are not Vested RSUs as of the date of such Termination of Service shall be forfeited to the Company and you shall have no further rights with respect to such RSUs.

“Company Vesting Date” means each [February 20, May 20, August 20, and November 20].

3.    Distribution after Vesting.

(a)    The issuance of shares in respect of the RSUs is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner.

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Subject to the satisfaction of the Withholding Obligation set forth in Section 9 of this Agreement, in the event an RSU vests, the Company shall issue to you one (1) Share for each RSU that vests on the applicable vesting date. Each issuance date determined by this paragraph is referred to as an “Original Issuance Date”.

(b)    If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:

(i)    the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell Shares on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and

(ii)    either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding Shares from the Shares otherwise due, on the Original Issuance Date, to you under this award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 9 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash, then the Shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling Shares in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the Shares under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

4.    Register of Members and Share Certificate. The unvested portion of the RSUs will not be registered on the Company’s Register of Members. With respect to any vested portion of the RSUs that will be distributed in whole Shares, the Company will issue the corresponding number of Shares to you and enter the your name into the Register of Members subject to Section 6. After the Company has entered your name into the Register of Members with respect to any Shares issued to you, it may, but is not obligated to, issue one or more share certificates, registered in your name and bearing such legend as the Company deems necessary and appropriate, evidencing such Shares issued.

5.    Termination of Service. In the event your employment or service for the Company or any of its subsidiaries or affiliates to which you are providing services or by which you are employed as of the Grant Date (each a “Service Recipient”) is terminated for any reason, whether such termination is occasioned by you, by the Service Recipient, with or without cause, or by mutual agreement (“Termination of Service”), your right to any unvested portion of the RSUs will terminate, and such unvested portion of the RSUs will cease to vest, as of the earlier of: (i) the date that you give or are provided with written notice of such termination, or (ii) if you are an employee of a Service Recipient, the date from which you are no longer actively employed and physically present on the premises of the Service Recipient, regardless of any notice period or period of pay in lieu of such notice required under any applicable statute or the common law.

6.    Additional Conditions to Issuance of Shares. The Company shall not be required to issue Shares hereunder prior to fulfillment of all the following conditions: (a) the listing of such Shares or

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depositary shares representing such Shares on a stock exchange on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares or depositary shares representing such Shares under any U.S. state or federal law or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S., Cayman Islands or Chinese governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following any vesting date as the Committee may establish from time to time for reasons of administrative convenience. Furthermore, the Company will not be required to issue Shares hereunder prior to the expiration of the lock-up period in connection with the Company’s initial public offering. In addition, you agree that the Company may also impose other conditions or administrative measures to ensure or facilitate the compliance with any applicable law to which you or the Company is subject.

7.    Limited Rights. Neither you nor any person claiming under or through you will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares have been issued and registered on the Register of Members of the Company under your name. Subject to Section 8 below, after such issuance and registration, you will have all the rights of a shareholder of the Company with respect to voting of such Shares and receipt of dividends and distributions on such Shares.

8.    Award Is Not Transferable. Except pursuant to the written consent of the Committee, this award and the rights and privileges conferred hereby shall not be transferred, assigned or otherwise disposed of in any way (whether by operation of law or otherwise). Upon any attempt to transfer, assign or otherwise dispose of this award or any right or privilege conferred hereby, this award and the rights and privileges conferred hereby immediately will become null and void.

In the event of granting written consents for any transfer, the Committee will have the fullest discretion permitted by applicable law in deciding the extent to which, and stipulating terms and conditions under which, such transfer of this award may be allowed (including, but not limited to, the transfer of part or all of the RSUs). In the event of a transfer of part or all of the RSUs held by you as consented to by the Committee, you hereby acknowledge and agree that you have the obligation to ensure that the transferee will be subject to and comply with the same terms, conditions, requirements and restrictions imposed on you by the Company in connection with the RSUs granted hereunder.

9.    Withholding Obligation. On each vesting date, and on or before the time you receive a distribution of the Shares in respect of your RSUs, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Shares issuable to you and/or otherwise agree to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Obligation”). By accepting this Award, you acknowledge and agree that the Company may, in its sole discretion, satisfy all or any portion of the Withholding Obligation relating to your RSUs by any of the following means or by a combination of such means: (i) causing you to pay any portion of the Withholding Obligation in cash; (ii) withholding from any compensation otherwise payable to you by the Company; (iii) withholding Shares from the Shares issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date Shares are issued pursuant to Section 3) equal to the amount of such Withholding Obligation; provided, however, that the number of such Shares so withheld will not exceed the amount necessary to satisfy the Withholding Obligation using the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; and/or (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the shares to be delivered

16.

in connection with your Restricted Stock Units to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its Affiliates. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to you any Shares or any other consideration pursuant to this Award. In the event the Withholding Obligation arises prior to the delivery to you of Shares or it is determined after the delivery of Shares to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

10.    Personal Data. You acknowledge and consent to the collection, use, processing and transfer of personal data as described in this paragraph. The Company, its affiliates and your employer hold certain personal information, including your name, home address and telephone number, date of birth, identification number, salary, nationality, job title, any shares awarded, cancelled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (the “Data”). The Company and its affiliates will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in China or elsewhere such as the European Economic Area or the United States. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other forms, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares on your behalf to a broker or other third party with whom you may elect to deposit any shares acquired pursuant to the Plan. You may, at any time, review the Data, require any necessary amendments thereto or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect your ability to participate in the Plan.

11.    Voluntary Participation. Your participation in the Plan is voluntary. The value of the RSUs is an extraordinary item of compensation outside the scope of your employment contract, if any. As such, the RSUs are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pensions or retirement benefits or similar payments unless specifically and otherwise provided. Rather, the awarding of the RSUs under the Plan represents a mere investment opportunity.

12.    Adjustments. You hereby acknowledge and agree that, in the event of any dividend, share split, combination or exchange of Shares, amalgamation, arrangement or consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change affecting the number of Shares or the price of a Share, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and type of Shares that may be issued under the Plan (including, but not limited to adjustments of the limitations in Section 3.1 of the Plan); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per Share for any outstanding Awards under the Plan.

13.    Discretionary Plan. This RSU award is granted under and governed by the terms and conditions of the Plan. You acknowledge and agree that the Plan is discretionary in nature and may be amended, cancelled or terminated by the Company, in its sole discretion, at any time. The grant of this RSU award under the Plan is a one-time benefit and does not create any contractual or other right to receive an award of RSUs or benefits in lieu of the award in the future. Future awards of RSUs, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the award, the number of RSUs awarded, and vesting provisions. By execution of this Agreement, you consent to the provisions of the Plan and this Agreement.

14.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands.

(Signature page to follow)

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LEGEND BIOTECH CORPORATION

Name:
Title:

ACKNOWLEDGED AND AGREED BY:
(Grantee)

Name: